SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to §240.14a-12

American Shared Hospital Services

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN SHARED HOSPITAL SERVICES
Four Embarcadero Center, Suite 3700
San Francisco, California 94111

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

To be held on June 17, 2004

TO THE SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES:

      NOTICE IS HEREBY GIVEN that, pursuant to a call of the Board of Directors, the 2004 Annual Meeting of Shareholders (the “Meeting”) of American Shared Hospital Services, a California corporation (the “Company”), will be held at the Ritz Carlton Hotel, 600 Stockton Street (corner of California Street), San Francisco, California 94111 at 9:00 am (Pacific time), on Thursday, June 17, 2004 to consider and to act upon the following matters, all as set forth in the Proxy Statement.

1. ELECTION OF DIRECTORS. To elect the following five nominees to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

Ernest A. Bates, M.D. Ernest R. Bates Olin C. Robison	John F. Ruffle Stanley S. Trotman, Jr.

2. AMENDMENTS TO 1995 AND 2001 STOCK OPTION PLANS. To amend the 1995 and 2001 Stock Option Plans to allow the Company’s Chairman and Chief Executive Officer to participate.

3. RATIFICATION OF INDEPENDENT ACCOUNTANTS. To ratify the appointment of Moss Adams LLP as the Company’s independent accountants for the year ending December 31, 2004.

4. OTHER BUSINESS. To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting and any and all adjournments thereof.

      The Board of Directors knows of no matters, other than those set forth in paragraphs (1), (2) and (3) above, that will be presented for consideration at the Meeting.

      The Board of Directors has fixed the close of business on April 30, 2004 as the Record Date for the determination of shareholders entitled to vote at the Meeting.

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON.

By Order of the Board of Directors

Willie R. Barnes
Corporate Secretary

Dated: May 3, 2004
San Francisco, California

INTRODUCTION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 AMENDMENTS TO 1995 AND 2001 STOCK OPTION PLANS
CERTAIN ADDITIONAL INFORMATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH, TOTAL RETURN TO SHAREHOLDERS
AUDIT COMMITTEE REPORT
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT ACCOUNTANTS
SHAREHOLDER PROPOSALS
ANNUAL REPORT

AMERICAN SHARED HOSPITAL SERVICES

Four Embarcadero Center, Suite 3700
San Francisco, California 94111

PROXY STATEMENT

2004 ANNUAL MEETING OF SHAREHOLDERS

June 17, 2004

INTRODUCTION

      This Proxy Statement is being furnished to shareholders of American Shared Hospital Services, a California corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2004 Annual Meeting of Shareholders scheduled to be held at the Ritz Carlton Hotel, 600 Stockton Street (corner of California Street), San Francisco, California 94111 at 9:00 am (Pacific time) on Thursday, June 17, 2004 and at any adjournment or adjournments thereof (the “Meeting”). It is anticipated that this Proxy Statement and the Proxy will first be sent to shareholders on or about May 5, 2004.

      The matters to be considered and voted upon at the Meeting will be:

1. To elect five persons to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

2. To amend the 1995 and 2001 Stock Option Plans to allow the Company’s Chairman and Chief Executive Officer to participate.

3. To ratify the appointment of Moss Adams LLP as the Company’s independent accountants for the year ending December 31, 2004.

4. To transact such other business as may properly be brought before the Meeting and any and all adjournments thereof.

      Only shareholders of record at the close of business on April 30, 2004 (the “Record Date”) are entitled to notice of and to vote at the Meeting.

Revocability of Proxies

      A proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such proxy may revoke it at any time prior to its use by filing with the Secretary of the Company either written instructions revoking such proxy or a duly executed proxy bearing a later date. Written notice of the death of the person executing a proxy, before the vote is counted, is tantamount to revocation of such proxy. A proxy may also be revoked by attending the Meeting and voting in person.

Solicitation of Proxies

      This proxy solicitation is being made by the Board of Directors of the Company. The expense of the solicitation will be paid by the Company. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by directors, officers, regular employees of the Company and the stock transfer agent for the Common Shares, who will not receive any additional compensation therefor. The Company will request that banks, brokers and other fiduciaries solicit their customers who own beneficially the Common Shares listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons the reasonable expenses of such solicitation. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies, if the Board of Directors of the Company determines that this is advisable.

Outstanding Securities

      The Board of Directors has fixed April 30, 2004 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 3,950,173 Common Shares. The Common Shares are the only class of securities entitled to vote at the Meeting.

Vote Required and Voting Procedures

      Each holder of Common Shares will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date for the Meeting on each of the matters duly presented for vote at the Meeting, except as indicated below in connection with the election of directors.

      In connection with the election of directors, shares are permitted to be voted cumulatively, if (i) a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of such shareholder’s intention to vote its shares cumulatively and (ii) the names of the candidates for whom such shareholder desires to cumulate votes have been placed in nomination prior to the voting. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting allows a shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder or to distribute votes on the same principle between two or more nominees. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

      All outstanding shares of the Company’s Common Stock represented by properly executed and unrevoked proxies received in time for the Meeting will be voted. A shareholder may, with respect to the election of directors (i) vote for the election of all five nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee(s) with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected. A shareholder may, with respect to the proposal for the amendment to the 1995 and 2001 Stock Option Plans, (i) vote for the amendment, (ii) vote against the amendment, or (iii) abstain. A shareholder may, with respect to the proposal to ratify the appointment of the Company’s independent accountants, (i) vote for the ratification, (ii) vote against the ratification, or (iii) abstain.

      A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the “non-voted shares”) will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. In the election of directors, the five nominees receiving the highest number of votes of shares of Common Stock represented in person or by proxy at the Meeting and entitled to vote on such matter will be elected directors of the Company. Accordingly, non-voted shares will not affect the outcome of the election of directors. Non-voted shares also will not affect the outcome of the proposal to ratify the appointment of independent accountants.

      In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated Ernest A. Bates, M.D. and Craig K. Tagawa as proxies. Common Shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the Common Shares represented by any properly executed proxy will be voted FOR the (1) election of the five nominees for the Board of Directors named herein, (2) amendments to the 1995 and 2001 Stock Option Plans and (3) ratification of the appointment of the Company’s independent auditors.

      The Board of Directors is not aware of any matters that will come before the Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.

      A majority of the Common Shares outstanding on the Record Date must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. In the election of directors, the five candidates receiving the highest number of votes will be elected directors of the Company. The proposal to amend the stock option plans will require an approving vote by the holders of a majority of the Common Shares voting in person or by proxy on the proposal, excluding any shares owned by Dr. Bates. The Board will, however, count the shares owned by Dr. Bates in determining whether a quorum is present at the meeting. The proposal to ratify the appointment of the Company’s independent auditors require that a majority of those voting in person or by proxy to vote FOR this proposal, in order for this proposal to be approved.

      The Board of Directors has appointed Geraldine Zarbo of American Stock Transfer & Trust Company, the registrar and transfer agent for the Common Shares, or her designee, as the Inspector of Elections for the Annual Meeting. The Inspector of Elections will determine the number of Common Shares represented in person or by proxy at the Annual Meeting, whether a quorum exists, the authenticity, validity and effect of proxies and will receive and count the votes. The election of directors will not be by ballot unless a shareholder demands election by ballot at the Annual Meeting before the voting begins.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors

      The Company’s Bylaws provide that there shall be no less than five nor more than nine directors and that the exact number shall be fixed from time to time by a Resolution of the Board of Directors. The number of directors currently is fixed at five.

      The Board of Directors is proposing the persons named below for election to the Board of Directors. Each of the persons identified below will be nominated for election to serve until the next Annual Meeting of Shareholders and until their successors shall be elected and qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of each of the persons named below or as many of them as possible under applicable voting rules. If a nominee shall be unable or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Each of the nominees named below has notified the Board of Directors that, if elected, he is willing to serve as a Director.

      Set forth below is certain information regarding each of the nominees.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW. PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE NOMINEES NAMED BELOW UNLESS OTHERWISE INSTRUCTED.

Nominees

      ERNEST A. BATES, M.D., founder of the Company, has served as Chairman of the Board of Directors and Chief Executive Officer since the incorporation of the Company. He is currently a member of the Board of Trustees of The Johns Hopkins University and a Senior Trustee at the University of Rochester, a member of the Board of Overseers of the University of California at San Francisco School of Nursing, a member of the State of California High Speed Rail Authority, and a member of the Board of Directors of Salzburg Seminar. Dr. Bates is also a board member of the Center for Accelerating Medical Solutions-Milken Institute and a

member of the Brookings Institution. Dr. Bates is a graduate of The Johns Hopkins University and the University of Rochester School of Medicine. Dr. Bates is 67 years old. Dr. Bates is the father of Board Nominee Ernest R. Bates.

      ERNEST R. BATES has been nominated for election to the Company’s Board of Directors. He has been Managing Director, Institutional Fixed Income Sales of HSBC Securities (USA), Inc. since 2003. Mr. Bates has also served as Managing Director, Head of Asian Product for HSBC Securities (USA) Inc. from 1999 to 2003. From 1993 through 1999, Mr. Bates held various positions with Merrill Lynch, last serving as Vice President, European Syndicate for Merrill Lynch International. He received his undergraduate degree from Brown University and a M.B.A. degree from The Wharton Business School. Mr. Bates is 37 years old. Ernest R. Bates is the son of Board Member Dr. Ernest A. Bates.

      OLIN C. ROBISON has been a director since 2003. He has been President and Chief Executive Officer of the Salzburg Seminar since 1991. Mr. Robison was President of Middlebury College from 1975 to 1990 and is currently President Emeritus and Professor Emeritus of this institution. He is a Director of The Investment Company of America, American Mutual Fund and AMCAP (all of the American Funds Group) and is on the Council (Board) of the Royal Institute of International Affairs in London. He received his undergraduate degree from Baylor University and holds the Doctor of Philosophy degree from Oxford University. Mr. Robison is 67 years old.

      JOHN F. RUFFLE has been a director of the Company since 1995. He retired in 1993 as Vice-Chairman of the Board and a Director of J.P. Morgan & Co. Incorporated and Morgan Guaranty Trust Co. of New York. He also is a Director of Reckson Associates Realty Corporation; a member of the Board of Trustees of certain mutual funds in the J.P Morgan family of mutual funds and certain investment funds managed by J.P Morgan Investment Management, Inc.; and a Trustee of The Johns Hopkins University. He is a graduate of The Johns Hopkins University, with an MBA in finance from Rutgers University, and is a Certified Public Accountant. Mr. Ruffle is 67 years old.

      STANLEY S. TROTMAN, JR., has been a director of the Company since 1996. He retired in 2000 as a Managing Director with the Health Care Group of PaineWebber Incorporated, an investment banking firm. Mr. Trotman had been with PaineWebber Incorporated since 1995 following the consolidation of Kidder, Peabody, also an investment banking firm, with PaineWebber. He had previously co-directed Kidder, Peabody’s Health Care Group since April 1990. Formerly he had been head of the Health Care Group at Drexel Burnham Lambert, Inc. where he had been employed for approximately 22 years. He received his undergraduate degree from Yale University in 1965 and holds an MBA from Columbia Business School in 1967. Mr. Trotman is 60 years old.

Meetings of the Board of Directors

      The Board of Directors of the Company held four regular meetings during 2003. All Directors attended at least 75% of the aggregate number of meetings of both the Board of Directors and of the Committees of the Board on which such Director served during the year.

      Shareholders may communicate with the Board by writing to: Four Embarcadero Center, Suite 3700; San Francisco, CA 94111-4107, Attention: Ernest A. Bates. Although we do not have a formal policy regarding director attendance at our annual meeting, we encourage directors to attend. All directors attended the 2003 Annual Meeting in person, except one director who attended telephonically. All shareholder communications to directors are forwarded to them.

Committees of the Board of Directors

      The Company has standing Compensation, Stock Option, Nominating and Audit Committees, each of which is described below. The American Stock Exchange (“AMEX”) has adopted enhanced board and board committee independence requirements which will be effective for the Company after this year’s annual meeting. The Company is in the process of complying with these new standards and intends to be in full compliance by the date of the Annual Meeting.

      The function of the Compensation Committee is to recommend to the Board of Directors the compensation of the Company’s executive officers. The Compensation Committee did not meet during 2003. The Compensation Committee consists of Mr. Barnes, Mr. Robison, Mr. Ruffle, and Mr. Trotman. Mr. Trotman is Chair of the Compensation Committee.

      The purpose of the Stock Option Committee is to administer the Company’s 1995 Stock Option Plan and 2001 Stock Option Plan, and to determine recipients of awards pursuant to such plans and the terms of such awards. No member of the Stock Option Committee received a discretionary grant or award under an option plan of the Company while serving on such committee or during the year preceding such service. During 2003 the functions of the Stock Option Committee were performed by the Board as a whole, which issued two stock option grants during 2003 to employees who are not executive officers.

      The purpose of the Nominating Committee is to recommend candidates for election to the Board of Directors. The Nominating Committee does not have a written charter. The Nominating Committee met once during 2003. In 2004, the Nominating Committee met and nominated Dr. Bates, Mr. Bates, Mr. Robison, Mr. Ruffle and Mr. Trotman for election to the Board. Mr. Bates was recommended for consideration as a nominee by Mr. Ruffle. All Directors serve on the Nominating Committee. Mr. Trotman is Chair of the Nominating Committee. The Nominating Committee will consider director candidates submitted by shareholders to: Four Embarcadero Center, Suite 3700, San Francisco, CA 94111-4107, Attention: Dr Ernest A. Bates. Such recommendations should be accompanied by (i) evidence of the shareholder’s stock ownership over the last year, (ii) a statement that the shareholder is not a competitor of the Company, (iii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications and (iv) a statement whether the candidate has expressed interest in serving as a director. The Nominating Committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders as it does for candidates proposed by other parties. The Nominating Committee will consider such candidacy and will advise the recommending shareholder of its final decision. A shareholder who wishes to nominate a person for Director must provide the nomination in writing to the Secretary at the Company’s principal offices pursuant to the notice provisions in the By-laws. Such notice must be received not less than 60 nor more than 90 days prior to the Annual Meeting or, if less than 70 days’ notice of the date of such meeting has been given, then within 10 business days following the first public disclosure of the meeting date or the mailing of the Company’s notice. Any such notice must contain information regarding the nominee and the proponent. Details concerning the nature of such information are available without charge from the Company.

      The purpose of the Audit Committee is to review the financial reporting and internal controls of the Company, to appoint the independent auditors, and to review the reports of such auditors. The Audit Committee consists of Mr. Robison, Mr. Ruffle, and Mr. Trotman. Mr. Ruffle is Chair of the Audit Committee. During the year 2003 the Audit Committee held four meetings and three telephonic meetings. For further information concerning the Audit Committee, refer to the “Audit Committee Report.” Mr. Ruffle is a “financial expert” and meets the applicable independence requirements of AMEX and Rule 10-A-3 of the Securities Exchange Act.

Identifying and Evaluating Director Nominees

      The Nominating Committee uses various methods to identify director nominees. The Nominating Committee assesses the appropriate size and composition of the board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Nominating Committee through current board members, shareholders, or other sources. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise.

      The Company intends to adopt a Code of Conduct no later than June 1, 2004, copies of which will be provided free of charge upon a written request to: Four Embarcadero Center, Suite 3700, San Francisco, CA 94111-4107, Attention: Craig K. Tagawa. We intend to post on our website any amendments to our Code of Conduct, as well as any waivers from the Code of Conduct for directors or executive officers (including our chief accounting officer and controller and anyone else performing similar functions) within five business days of the date of any amendment or waiver. The information on our website is not a part of this proxy statement.

Director Compensation

      In 2003, non-employee directors were paid an annual retainer of $20,000, payable quarterly. In addition, non-employee directors are entitled to receive an automatic grant of options on the date of the Company’s Annual Shareholder Meeting each year to acquire up to 4,000 shares of the Company’s common stock at the market price on the date of grant, until a Director has received options for a total of 12,000 shares. There was a grant of 4,000 shares of the Company’s common stock to a newly elected non-employee director, Olin C. Robison, during 2003. During 2003, the Board of Directors held four regular meetings. Non-employee directors also received reimbursement of expenses incurred in attending meetings. No payment is made for attendance at meetings by any director who is a full time employee of the Company.

      Non-employee directors will receive in 2004 a $20,000 annual retainer fee payable quarterly, and reimbursement of expenses incurred in attending meetings. The election of Ernest R. Bates and Olin C. Robison will result in annual automatic option grants to Mr. Bates and Mr. Robison, as described in the preceding paragraph.

PROPOSAL NO. 2

AMENDMENTS TO 1995 AND 2001 STOCK OPTION PLANS

      Each of the 2001 Stock Option Plan (the “2001 Plan”) and the 1995 Stock Option Plan (the “1995 Plan” and together with the 2001 Plan, the “Plans”) was approved previously by our stockholders. The Board has determined that it would be in the best interests of the Company and its stockholders to amend the Plans to eliminate the prohibition on granting stock options to officers who own more than 15% of the Company’s common stock, which will enable the Company to grant options in the future to its Chairman and CEO, Dr. Ernest Bates (who holds more than 15% of the Common Shares).

Reasons for the Proposal

      In 1995, the Company completed a major financial restructuring. The restructuring permitted the Company to amend the capital and operating leases covering its medical equipment to reduce monthly payments, eliminate $26.6 million of indebtedness and replace its operating line of credit. In addition, the restructuring avoided the substantial dilution of common shareholders that would have occurred under an alternative plan proposed by the Company’s creditors. Existing shareholders retained 71% of the outstanding common stock equity as opposed to 7% under the creditors’ plan.

      The funding for the restructuring was provided by two lenders whose loans were secured in part by a personal guarantee of the Company’s Chairman and CEO, Dr. Ernest Bates. The total amount of the loans was $6.5 million. The lenders provided the financing only on the condition that Dr. Bates agree to guarantee repayment. According to the lenders, a primary purpose of the guarantee was to assure that Dr. Bates would continue to be involved in the affairs of the Company during the full term of the loans. Dr. Bates entered into the required personal guarantees on the condition that the Company compensate him with additional equity that would enhance his ability to control fundamental decisions of the Company. The Company issued 184,000 Common Shares to Dr. Bates and, following approval by the shareholders, granted him a 10-year option to acquire an additional 1,495,000 Common Shares.

      Since 1995, under the direction of Dr. Bates, the Company has evolved and prospered. In 1998, the Company sold its MRI and other businesses to Alliance Imaging for $40,700,000, including the assumption of related indebtedness (including the debt guaranteed by Dr. Bates). Following the sale, the Company has become a leader in providing Gamma Knife services and has increased operating income 58% since 1999. The Common Stock price, which was as low as $0.25 in the quarter preceding the 1995 restructuring, traded as high as $7.90 on the American Stock Exchange during 2003. Additionally in 2001, the Company initiated dividend payments to shareholders.

      During this nine-year period, Dr. Bates has not received any stock options or other compensation in addition to his base salary, except for cash bonuses in three of the years. A provision in each of the 1995 Plan and the 2001 Plan prohibits the granting of stock options to any person who owns more than 15% of the outstanding Common Stock. This prohibition was added to the 1995 Plan at the time of the large 1995 option grant to Dr. Bates and was included in the 2001 Plan because that option was still outstanding. In the opinion of the Board, it is no longer appropriate to prohibit his participation in the Plans because Dr. Bates’ option will expire on August 15, 2005.

      The independent members of the Board believe that it is in the best interest of the Company and its shareholders for Dr. Bates to remain fully involved in the strategic direction and daily affairs of American Shared. These Directors believe that an ability to grant stock options to Dr. Bates in the future under the Plans will provide an additional tool to properly incentivize him for the benefit of all shareholders. There are no understandings or agreements between the Board and Dr. Bates as to future compensation or any option grants, and Dr. Bates will not participate in any decision affecting his compensation. If elected to the Board, Ernest R. Bates will not participate in any decision affecting Dr. Bates’ compensation. Nevertheless, the Board considers it important that it have available all means, including equity-based incentives, to structure a compensation package that appropriately rewards Dr. Bates for his key leadership role at the Company.

Summary Description of the Plans

      The purposes of the Plans are to align the interests of the Company’s shareholders and recipients of options by increasing the proprietary interest of such recipients in the Company’s growth and success and to advance the interests of the Company by attracting and retaining officers, other key employees and non-employee directors, consultants and advisors. The Company may grant non-qualified stock options and “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended the (“Code”)). In addition, options are granted automatically to non-employee directors on the date of each annual meeting of shareholders of the Company and on the date a person first becomes a non-employee director.

      Administration. The Plans are administered by a committee of the Board of Directors (the “Committee”) consisting of not less than two directors. Subject to the express provisions of the applicable Plan, and except for options granted to non-employee directors, the Committee has the authority to select eligible officers, other key employees and non-employee consultants and advisors who will receive awards and determine all of the terms and conditions of each award and to determine the specific terms of each award. Except with respect to grants to executive officers of the Company, the Committee may delegate some or all of its power and authority to administer the Plans to the Chief Executive Officer or other executive officer of the Company.

      Available Shares. 250,000 Common Shares were originally reserved for issuance under the 2001 Plan, and 330,000 Common Shares were originally reserved for issuance under the 1995 Plan, in each case subject to adjustment in the event of a stock split or other similar event or change in capitalization. In general, shares covered by an option that expires or terminates unexercised or is cancelled or forfeited would again be available for awards under the applicable Plan. As of April 5, 2004, there were options to purchase an aggregate of 157,317 Common Shares outstanding under the Plans, and 339,380 shares remained available for future grants.

      Change in Control. In the event of a change in control of the Company, all awards will be “cashed-out” by the Company except, in the case of a merger or similar transaction in which the shareholders receive publicly traded common stock, all outstanding options will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

      Termination and Amendment. The Plans have a ten-year term, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plans at any time except that, without the approval of the shareholders of the Company, no amendment may, among other things, (i) increase the number of Common Shares available under either Plan, (ii) reduce the minimum purchase price of a Common Share subject to an option or (iii) extend the term of either Plan, or otherwise as required by applicable law or regulation.

      Exercise Price of Stock Options. The period for the exercise of a stock option and the option exercise price will be determined by the Committee, provided that no option shall be exercisable later than ten years after its date of grant. The exercise price of all non-qualified stock options must be no less than 25% of the fair market value of the Common Shares on the date of the grant. The option exercise price of an incentive stock option will not be less than the fair market value of the Common Shares on the date of grant of such option, unless the recipient of the incentive stock option is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.

      Exercisability of Stock Options. In the event an optionee’s employment or service terminates for any other reason other than death or permanent disability, each option held by the optionee generally will be exercisable for a period of no more than three months after termination of employment or service to the extent the option was exercisable on the date of such termination. In the event an optionee’s employment or service terminates by reason of death or permanent disability, each option held by the optionee generally will be exercisable for a period of no more than one year after termination of employment or service to the extent the option was exercisable on the date of such termination.

      Non-Employee Director Options. Non-employee directors automatically receive, on the date of first becoming a director and on the date of each annual meeting of shareholders, non-qualified options to purchase 4,000 Common Shares (up to an aggregate of 12,000 Common Shares for any director) at an option exercise price equal to the fair market value of a Common Share on the date of grant. Such options become fully exercisable one year after their date of grant (or upon death or permanent disability, if earlier) and expire ten years after the date of grant.

     New Plan Benefits

      Except for the automatic option grants to non-employee directors as described above, awards under each Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants. In 2003, our named executive officers did not receive option grants and our other employees as a group received options to purchase an aggregate of 10,000 shares.

     Federal Income Tax Consequences

      Neither the optionee nor the Company incurs any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we receive no deduction when the option is exercised. Upon exercising a non-qualified stock option, the optionee generally must recognize ordinary income equal to the “spread” between the exercise price and the fair market value of our common stock on the date of exercise, and the Company ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread when a non-qualified stock option is exercised is subject to income tax withholding. Any additional gain or loss at the time of disposition of shares acquired on exercise of a non-qualified stock option will be capital gain or loss.

      The tax treatment of a disposition of shares acquired on exercise of an incentive stock option depends on how long the shares have been held. If the shares are sold more than two years after the option grant date and more than one year after the exercise date, then the optionee will recognize long-term capital gain. If the shares are sold before these two periods are satisfied, the optionee recognizes ordinary income equal to the “spread” on the date of exercise, and any additional gain or loss will be capital gain or loss. The Company is not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

     Vote Required

      The proposed amendments to each of the 1995 Plan and 2001 Plan may provide a direct benefit to Dr. Bates if the Board chooses to grant him stock options in the future. The proposal will require an approving vote by the holders of a majority of the Common Shares voting in person or by proxy on the proposal, excluding any shares owned by Dr. Bates. The Board will, however, count the shares owned by Dr. Bates in determining whether a quorum is present at the meeting.

      FOR THE REASONS SET FORTH ABOVE, THE INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDED A VOTE IN FAVOR OF PROPOSAL NO. 2. PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE AMENDMENT OF THE STOCK OPTION PLANS UNLESS OTHERWISE INSTRUCTED.

CERTAIN ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares as of April 5, 2004, of (i) each person known to the Company to own beneficially 5% or more of the Common Shares, (ii) each nominee for director of the Company, (iii) the chief executive officer and the chief operating and financial officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

	Common Shares Owned Beneficially

	Amount and Nature
	of Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership(2)	Class(3)

Directors and Named Officers
Ernest A. Bates, M.D.(1)(4)	1,587,300	31.5%
Willie R. Barnes(1)(4)	13,000	*
Ernest R. Bates(1)	9,450	*
Olin C. Robison(1)	0	*
John F. Ruffle(1)	200,411	5.1%
Stanley S. Trotman, Jr.(1)(4)	142,762	3.6%
Craig K. Tagawa(1)(4) Senior Vice President, Chief Operating and Financial Officer	138,100	3.4%
All Current Directors & Executive Officers as a Group (6 people)(4)	2,081,573	40.3%

*	Less than 1%

(1)	The address of each such individual is c/o American Shared Hospital Services, Four Embarcadero Center, Suite 3700, San Francisco, California 94111.

(2)	Each person directly or indirectly has sole voting and investment power with respect to the shares listed under this column as being owned by such person.

(3)	Shares that any person or group of persons is entitled to acquire upon the exercise of options or warrants within 60 days after April 5, 2004, are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person or group of persons but not for the purpose of computing the percent of the class owned by any other person.

(4)	Includes shares underlying options that are currently exercisable or which will become exercisable within 60 days following April 5, 2004: Dr. Bates, 1,085,000 shares; Mr. Barnes, 12,000 shares; Mr. Trotman, 2,667 shares; Mr. Tagawa, 110,000 shares; and Directors and Executive Officers as a group, 1,213,667 shares.

Compensation of Executive Officers

      The following table sets forth the compensation paid by the Company for the fiscal years ending December 31, 2001, December 31, 2002 and December 31, 2003 in those years for services rendered in all capacities during 2001, 2002 and 2003, respectively, to the Chief Executive Officer and each executive officer other than the Chief Executive Officer who served as an officer at December 31, 2003 and earned cash compensation of $100,000 or more during 2003.

Summary Compensation Table

		Annual Compensation

						Other Annual
Name and Principal Position	Year	Salary(1)		Bonus		Compensation(3)

Ernest A. Bates, M.D.	2003	$432,443		$0		—
Chairman of the Board,	2002	$432,630		$0		—
Chief Executive Officer	2001	$432,250		$55,770	(2)	—
Craig K. Tagawa	2003	$250,875		$100,000	(2)	—
Chief Operating Officer and	2002	$274,459	(4)	$0		—
Chief Financial Officer	2001	$305,837	(5)	$30,745	(2)	—

(1)	Each amount under this column includes amounts accrued in 2001, 2002, and 2003, that would have been paid to such persons in such years, except that such amounts were instead deferred pursuant to the Retirement Plan for Employees of American Shared Hospital Services, a defined contribution plan and ASHS’ Flexible Benefit Plan, a defined contribution plan. Both plans are available to employees of the Company generally.

(2)	The Company’s Board of Directors approved year end performance bonuses for 2001 and 2003 which were accrued in the year indicated and were paid in the first quarter of 2002 and fourth quarter 2003.

(3)	The Company has determined that, with respect to the executive officers named in the Summary Compensation Table, the aggregate amount of other benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported in the Summary Compensation Table as paid to such executive officer in the relevant year.

(4)	Includes sales commissions of approximately $24,000 earned and paid in 2002.

(5)	Includes sales commissions of approximately $63,000 earned and paid in 2001.

Long Term Compensation Awards

      The “Long Term Compensation Awards” Table has been omitted because no long term compensation awards were made during the relevant years to the Company’s executive officers named in the Summary Compensation Table.

Option Grants in Last Fiscal Year

      The “Option Grants” table has been omitted because no option grants were made during 2003 to the Company’s executive officers named in the summary compensation table.

Shares Authorized for Issuance Under Equity Compensation Plans

      The following table summarizes, as of December 31, 2003, the total shares of our common stock that may be received by holders of options upon the vesting and exercise of currently outstanding options, the weighted average exercise price of those outstanding options and the number of shares of our common stock that are still available for future issuance under our equity compensation plans after considering the stock options currently outstanding.

	Number of Shares
	to be Issued Upon	Weighted Average
	Exercise of	Exercise Price
	Outstanding	of Outstanding	Number of Shares
	Options, Warrants	Options, Warrants	Remaining Available
Plan Category	and Rights	and Rights	for Future Issuance

1995 and 2001 Stock Option Plans (the only current equity compensation plans approved by our shareholders)	179,317	$2.38	324,350
1995 options granted to Company’s Chairman and Chief Executive Officer (approved by shareholders)	1,110,000	$0.01	0
Any equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,289,317	$0.34	324,350

Long-Term Incentive Plan Awards in Last Fiscal Year

      The “Long-term Incentive Plan Awards” (“LTIP Awards”) table has been omitted because no LTIP Awards were made during 2003 to the Company’s executive officers named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized upon exercise of such options during 2003, by the Company’s executive officers named in the Summary Compensation Table. The following table also sets forth the number of shares underlying exercisable and unexercisable options held by such executive officers on December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Number of Securities
			Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options
	Shares		At Fiscal Year-End	At Fiscal Year-End(1)
	Acquired on	Value($)
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Ernest A. Bates, M.D.	125,000	$610,500	1,110,000/ —	$6,648,900/ —
Craig K. Tagawa	0	0	110,000/ —	453,750/ —

(1)	This amount is calculated by multiplying the number of Common Shares underlying the options at December 31, 2003 by the market price per Common Share on such date less the option exercise price.

Employment Agreements

      The Company had no employment contracts with its directors or executive officers named in the Summary Compensation Table in 2003.

Board of Directors Report on Executive Compensation

      The following Report of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      This Report of the Board of Directors describes the Company’s method of compensating its executive officers, and describes the basis on which 2003 compensation was paid to such executive officers, including those named in the Summary Compensation Table.

      During 2003, the Board of Directors met once to determine that compensation paid in 2003 by the Company to its Chief Executive Officer and other executive officers would be based on policies in effect in recent prior years.

      The Company’s compensation program seeks to establish compensation that is competitive in both the healthcare industry and among entrepreneurial, growth-oriented companies in order to attract and retain high quality employees. Compensation is linked to each employee’s level of responsibility and personal achievements with respect to operational and financial goals established by the Chief Executive Officer and the Board of Directors. Depending on the individual officer’s area of responsibility, such goals may include new business and revenue acquisition, operating expense reduction and control, operating efficiencies, etc. In addition, the compensation system seeks to develop and encourage employee ownership of the Company’s stock through stock options.

      The primary component of executive compensation for the Company in 2003 was base salary and bonus, except in the case of the Chief Operating and Financial Officer (who also is CEO of the Company’s Gamma Knife subsidiary) where sales commissions were a substantial component of compensation in 2001 and 2002 and are included under “salary” in the table above. Discretionary bonuses may be paid, based on a formula, if financial and other results of the individual executive’s area of responsibility meet or exceed financial and operational targets established at the beginning of the fiscal year. A bonus of $100,000 for Craig K. Tagawa was paid for the year 2003, based on continued growth in the Gamma Knife business.

      In addition to base compensation, the Company has used grants of stock options to retain senior executives and to motivate them to improve long-term stock market performance. The number of options granted in the past was determined by reference to the level of responsibility of the particular executive in the Company and such executive’s proposed role in the Company’s future operations. In addition, during 1995 the Shareholders approved a grant of options to acquire 1,495,000 Common Shares at an initial exercise price of $0.01 per share to the Company’s Chairman and Chief Executive Officer, in consideration of his continued service to the Company and his personal guarantee of $6,500,000 of indebtedness of the Company. The Company’s Chairman and Chief Executive Officer exercised options to acquire 125,000 Common Shares in 2003.

Board of Directors

Ernest A. Bates, M.D. Chairman	John F. Ruffle
Willie R. Barnes	Stanley S. Trotman, Jr.
Olin C. Robison

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Willie R. Barnes, the Secretary and a director of the Company, is a partner in the law firm of Musick, Peeler & Garrett LLP. That law firm performed legal services for the Company in 2003. The management of the Company is of the opinion that the fees paid to Mr. Barnes’ law firm are comparable to those fees that would have been paid for comparable legal services from a law firm not affiliated with the Company. Mr. Barnes served during 2003 on the Compensation, Stock Option and Nominating Committees of the Board of Directors.

Compliance with Section 16(a) under the Securities Exchange Act of 1934

      Reports filed under the Exchange Act and received by the Company on or after January 1, 2003, indicate that during 2003 directors, officers and 10% shareholders of the Company filed all required reports within the periods established by applicable rules, with the following exception:

•	On November 5, 2003, Ernest A. Bates, M.D., sold 300 shares of the Company’s stock on the open market. This sale was not reported to the Securities and Exchange Commission until November 10, 2003.

PERFORMANCE GRAPH, TOTAL RETURN TO SHAREHOLDERS

      The following graph and table compares cumulative total shareholder return on the Company’s Common Shares (“ASHS total return”) (i) with the cumulative total return of the Standard & Poor’s 500 Stock Index (“S&P500”) and (ii) with the Standard & Poors SmallCap 600 Stock Index (“S&P SmallCap600”), in each case during the five years ended December 31, 2003.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

	Base
	Period
Company / Index	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02	Dec 03

American Shared Hsptl Serv	100	242.86	128.57	179.47	253.41	571.40
S&P 500 Index	100	155.63	141.46	124.65	97.10	97.18
S&P Smallcap 600 Index	100	110.94	124.03	132.13	112.80	158.63

AUDIT COMMITTEE REPORT

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference therein.

      The Audit Committee of the Board of Directors consists of three directors, all of whom are ‘independent’ as defined in the listing standards of the American Stock Exchange. The primary purpose of the Audit Committee is to review the financial reporting and internal controls of the Company, to appoint independent auditors, to review the reports of such auditors, and to review annually the Audit Committee charter, a copy of which is attached as Exhibit A. During 2003, the Audit Committee held seven meetings, three of which were held telephonically. Mr. Ruffle is Chair of the Audit Committee.

      The Audit Committee reviewed and held discussions with management and the independent auditors regarding the financial statements of the Company for the fiscal year ended December 31, 2003. These discussions included the quality of the Company’s internal controls, the audit plans, audit scope and identification of audit risks. In addition, the Committee assured that the independent auditors reviewed and discussed with management the interim financial reports prior to each quarterly earnings announcement.

      The Company’s independent auditors provided a formal written statement that described all relationships between the auditors and the Company with respect to the auditors’ independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee satisfied itself as to the auditors’ independence.

      The Audit Committee discussed with the independent accountants all matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without the presence of management, reviewed and discussed the results of the independent auditors examination of the Company’s financial statements. Management, being responsible for the Company’s financial statements, represented that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for the examination of those statements.

      Based on the Audit committee’s discussions with management and the independent auditors, and the Audit Committee’s review as described previously, The Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission.

      Submitted by the Audit Committee of the Board of Directors:

John F. Ruffle (chairman)

Olin C. Robison
Stanley S. Trotman, Jr.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT ACCOUNTANTS

      The Company’s consolidated financial statements for the years ended December 31, 2003, 2002 and 2001 have been audited by Moss Adams LLP. The Audit Committee has appointed Moss Adams LLP to be the Company’s independent auditors for the fiscal year ending December 31, 2004, subject to Shareholder ratification at the Meeting (see Proposal No. 3).

      Representatives of Moss Adams LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

      The aggregate fees billed by Moss Adams LLP and their respective affiliates for professional services rendered in 2003 and 2002 are as follows:

		Audit-
	Audit	Related		All Other
	Fees(a)	Fees(b)	Tax Fees(c)	Fees(d)	Total Fees

2003	$68,750	$0	$61,300	$0	$130,050
2002	$62,500	$4,000	$62,125	$0	$128,625

(a)	Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of interim condensed consolidated financial statements included in our quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements.

(b)	Consists of fees for services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.”

(c)	Consists of tax compliance and preparation and other tax services.

(d)	Consists of fees for all other services other than those reported above.

      All of the above services were approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non -audit services provided by the independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

      The Audit Committee pre-approves services performed by the Company’s independent auditor in order to assure that the provision of such services and related fees do not impair the auditor’s independence. The independent auditor must provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the applicable calendar year and the proposed fees for such audit services. If agreed to by the Audit Committee, the engagement letter will be formally accepted by the Audit Committee as evidenced by the execution of the engagement letter by the Chair of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. The Audit Committee may grant pre-approval for those permissible non-audit services that it believes are services that would not impair the independence of the auditor. The Audit Committee may not grant approval for any services categorized as “Prohibited Non-Audit Services” by the Securities and Exchange Commission. Certain non-audit services have been pre-approved by the Audit Committee, and all other non-audit services must be separately approved by the Audit Committee.

      FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDED A VOTE IN FAVOR OF PROPOSAL NO. 3. PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2004.

SHAREHOLDER PROPOSALS

      Under certain circumstances, shareholders are entitled to present proposals at shareholders’ meetings. To be eligible for inclusion in the Proxy Statement for the Company’s next Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices prior to February 1, 2005. A Shareholder’s notice should list each proposal and contain a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the number of shares held by the shareholder; and any material interest of the shareholder in the business.

ANNUAL REPORT

      The Company’s 2003 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this proxy statement.

By Order of the Board of Directors

Willie R. Barnes
Corporate Secretary

Dated: May 3, 2004

San Francisco, California

EXHIBIT A

AMERICAN SHARED HOSPITAL SERVICES

AUDIT COMMITTEE CHARTER

I. PURPOSE

      The primary function of the Audit Committee of American Shared Hospital Services (“the Committee”) is to assist the Board of Directors in fulfilling its oversight responsibilities relating to:

1) The quality, reliability and integrity of the Company’s external financial reporting processes.

2) The adequacy of the Company’s internal accounting and administrative controls including compliance with corporate policies and tax, legal and regulatory requirements.

3) The performance of the Company’s independent accountants, who are accountable to the Board of Directors and the Committee.

II. COMPOSITION

      The Committee shall be comprised of at least three independent directors each of whom shall meet the independence and experience requirements of the American Stock Exchange. At least one member shall have accounting or related financial management expertise.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board. The members of the Committee shall serve until their successors shall be duly elected and qualified.

III. MEETINGS

      The Committee shall hold such regular meetings as may be necessary and such special meetings as may be called by the Committee Chairman. The Committee shall meet at least once a year with management and the independent accountants. Meetings may be held in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

      The Committee shall report through its Chairperson to the Board of Directors on the results of its meetings and activities.

      The Committee shall maintain minutes or other records as appropriate of all meetings and activities.

IV. RESPONSIBILITIES

      While the Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

      To fulfill its responsibilities, the Audit Committee will:

•	Recommend to the Board of Directors the appointment of the Company’s independent accountants to conduct the annual audit.

•	Evaluate together with the Board of Directors the performance of the independent accountants and, if so determined by the Committee, recommend that the Board of Directors replace the independent accountants.

•	Ensure that the independent accountants submit, at least annually, to the Committee a formal, written statement delineating all relationships between the independent accountants and the Company. The Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact their objectivity and independence, and for recommending that the Board take appropriate action in response to the independent accountants’ report to satisfy itself of the independent accountants’ independence.

•	Confer with the independent accountants concerning the scope and nature of their examinations of the books and records of the Company.

•	Review the audited financial statements to be included in the Company’s annual Report on form 10-K prior to filing such reports with the Securities and Exchange Commission. Such reviews shall include discussions with the independent accountants, concerning such matters as the nature and extent of any significant changes in accounting principles or their application.

•	Provide a report to be included in the Company’s annual proxy statement that discloses the Committee’s oversight with respect to financial reporting.

•	Assure that the independent accountants review the Company’s financial information to be included in its quarterly reports on Form 10-Q prior to filing such reports with the Securities and Exchange Commission. Such review shall include discussions with management concerning such matters as the nature and extent of any significant changes in accounting principles or their application.

•	Review the costs of audit services performed by the independent accountants.

•	Meet periodically with management and the independent accountants to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Obtain from the independent accountants their recommendations regarding internal controls and the matters relating to the accounting procedures and the books and records of the Company and the corrective actions implemented.

•	Provide an open avenue of communication with the independent accountants, management and the Board of Directors.

•	Review the Audit Committee Charter on an annual basis and recommend changes, if any, to the Board of Directors.

AMERICAN SHARED HOSPITAL SERVICES

For the Annual Meeting of Shareholders to be held June 17, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY NOMINATE(S), CONSTITUTE(S) AND APPOINT(S) ERNEST A. BATES, M.D. AND CRAIG K. TAGAWA, AND EACH OF THEM, ATTORNEYS, AGENTS, AND PROXIES OF THE UNDERSIGNED, WITH FULL POWERS OF SUBSTITUTION TO EACH, TO ATTEND AND TO ACT AS PROXY OR PROXIES OF THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES TO BE HELD ON JUNE 17, 2004 AT 9:00 AM PACIFIC TIME AT THE RITZ CARLTON HOTEL, 600 STOCKTON STREET, SAN FRANCISCO, CALIFORNIA, OR ANY ADJOURNMENTS THEREOF, AND TO VOTE AS SPECIFIED HEREIN THE NUMBER OF SHARES THAT THE UNDERSIGNED, IF PERSONALLY PRESENT, WOULD BE ENTITLED TO VOTE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FIVE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS, “FOR” THE AMENDMENT TO THE 1995 AND 2001 STOCK OPTION PLANS, AND “FOR” THE RATIFICATION OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR 2004. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED, SUBJECT TO THE PROXYHOLDER’S DISCRETIONARY AUTHORITY TO CUMULATE VOTES, “FOR” THE ELECTION OF THE PERSONS NOMINATED ON THE REVERSE SIDE, AND WILL HAVE THE EFFECT OF WITHHOLDING DISCRETIONARY AUTHORITY TO CUMULATE VOTES AND “FOR” THE AMENDMENT TO THE 1995 AND 2001 STOCK OPTION PLANS, AND “FOR” THE RATIFICATION OF INDEPENDENT ACCOUNTANTS. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER MATTERS THAT WILL COME BEFORE THE ANNUAL MEETING, OTHER THAN THOSE DESCRIBED IN THIS PROXY. HOWEVER, IF SUCH MATTERS ARE PRESENTED, THE NAMED PROXIES WILL, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, VOTE SUCH PROXIES IN ACCORDANCE WITH THE JUDGMENT OF SUCH NAMED PROXIES WITH RESPECT TO ANY SUCH OTHER MATTER PROPERLY COMING BEFORE THE MEETING. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY ALSO MAY BE REVOKED BY ATTENDANCE AT THE MEETING AND ELECTION TO VOTE IN PERSON.

(continued, and to be signed on the other side)

☑      PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE

     This proxy when properly executed will be voted in the manner directed herein and in the discretion of the proxy holders and all other matters coming before the meeting. If no direction is made, this proxy will be voted FOR the election of directors recommended herein, FOR Proposal No. 2, and FOR Proposal No.3.

     The Board of Directors recommends a vote FOR election of the directors nominated herein, FOR the amendment to the 1995 and 2001 Stock Option Plans, and FOR the ratification of independent accountants.

1.	ELECTION OF DIRECTORS. To elect five of the persons named below to the Board of Directors to serve until the 2005 Annual Meeting of Shareholders and until their successors are elected and have qualified.

☐	FOR all nominees (except as indicated to the contrary below).

☐	WITHHOLD AUTHORITY to vote for all nominees.

(Instruction:	To withhold authority for any individual nominee(s), write that nominee’s name(s) in the space below.)

NOMINEES:	Ernest A. Bates, M.D. Ernest R. Bates Olin C. Robison John F. Ruffle Stanley S. Trotman, Jr.

2.	AMENDMENT TO 1995 AND 2001 STOCK OPTION PLANS. To amend the 1995 and 2001 Stock Option Plans to allow the Company’s Chairman and Chief Executive Officer to participate.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	RATIFICATION OF INDEPENDENT ACCOUNTANTS. To ratify the appointment of Moss Adams LLP as the Company’s independent accountants for the year ended December 31, 2004.

☐ FOR ☐ AGAINST ☐ ABSTAIN

     The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying such Notice.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

I plan to attend the meeting in person ☐

Signature	Date

Signature	Date Signature, if held jointly

NOTE: Please date this proxy and sign as your name(s) appear(s) on this document. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles.